UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 2, 2011 (February 24, 2011)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2906518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2363
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 24, 2011, the board of directors of Fentura Financial, Inc. (the “Company”) approved certain amendments to the Company’s 1996 Employee Stock Option Plan in order to comply with certain provisions of Section 409A of the Internal Revenue Code of 1986 as described below and made the awards described herein.
     1996 Employee Stock Option Plan. The Company has previously adopted the 1996 Employee Stock Option Plan (the “Plan”). The Plan provides for various types of equity compensation awards, including Stock Appreciation Rights (“SARs”). SARs represent the recipient’s right to receive the payment from the Company of an amount equal to the incremental value of each SAR. Incremental value means the amount derived from subtracting (1) the fair market value of one share of the Company’s common stock as of the date the SAR is granted, from (2) the fair market value of one share of the Company’s common stock as of the date the SAR is exercised. The Plan provides that SARs may be granted in tandem with stock options granted to a Plan participant or independently from the grant of stock options. The Plan provides for the payment of incremental value in the form of cash, stock or a combination of cash and stock. Payment with respect to a SAR exercise may be made in cash to Officers only if the SAR is exercised during the “window period” required under Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 (“Rule 16b-3”).
     For purposes of the Plan, fair market value means: (1) if the Company common stock is listed on a national securities exchange, the average of the highest and lowest selling price for the given date, or the most recent date upon which sales occurred, (2) if (1) does not apply, then the fair market value shall be the average of the highest and lowest selling price for the Company common stock as reported on the Nasdaq National market for the given date, or the most recent date upon which sales occurred, or (3) if neither (1) or (2) applies, then fair market value shall be determined by the Company’s Board of Directors, based on such valuation methods and/or indicia of value as the Board deems advisable.
     Amendment to Stock Option Plan. The Company has amended the Stock Option Plan to bring the SAR provisions into compliance with certain provisions of Section 409A of the Internal Revenue Code of 1986 (the “Code”) and regulatory guidance issued by the IRS. These amendments include requirements that any payments made pursuant to a SAR that is subject to the provisions of Code Section 409A shall only be made following a payment event as permitted by Code Section 409A, such as the participant’s separation from service or a fixed date. The amendment also provides that for SARs that are subject to Code Section 409A, a payment that is to be made following termination of employment to a SAR participant who is a specified employee, as defined under Code Section 409A shall not be made prior to the first day of the seventh month following the participant’s separation from service, as defined by Code Section 409A.
     SAR Agreements. On February 24, 2011, the Company’s board of directors granted 5,000 SARs to each of the following executives: Donald L. Grill, Ronald Justice, Douglas Kelley, Daniel Wollschlager and Holly Pingatore. The board also determined that the exercise price, which is the fair market value of a share of Company common stock to be used to determine the incremental value of a SAR payable to a participant, is $2.00. The terms of the SARs are set forth in a Stock Appreciation Rights Agreement (a “SAR Agreement”) between the Company and each of the aforementioned participants.

     The SAR Agreements provide that the SARs will be paid on one or two fixed dates (the “First SAR Payment Date” and the “Second SAR Payment Date”). The First SAR Payment Date shall be the latest of February 24, 2014, the third anniversary of the Grant Date, the date on which the Company’s wholly owned subsidiary, The State Bank (the “Bank”), is no longer subject to the terms, conditions and restrictions of the consent order dated December 31, 2009, to which the Bank and the FDIC are parties, and the date on which the Company is no longer subject to the terms, conditions and restrictions of the agreement between the Company and the Federal Reserve Board, effective November 4, 2010. If the First SAR Payment Date does not occur prior to February 24, 2016, the fifth anniversary of the Grant Date, then the SARs shall expire and be cancelled without any payment to Participant. If the First SAR Payment Date occurs prior to February 24, 2016, the fifth anniversary of the Grant Date, the Second SAR Payment Date shall be the fifth anniversary of the Grant Date.
     On the First SAR Payment Date, the Company shall pay to Participant an amount equal to the product of (i) 5,000, and (ii) the excess of the Fair Market Value of one share of Common Stock on the First SAR Payment Date over the exercise price. On the Second SAR Payment Date, the Company shall pay to Participant an amount equal to the product of (i)5,000, and (ii) the excess of the Fair Market Value of one share of Common Stock on the Second SAR Payment Date over the Fair Market Value of one share of Common Stock on the First SAR Payment Date. If, as of the First SAR Payment Date, the Fair Market Value of one share of Common Stock does not exceed the Exercise Price, then the Company shall not make a payment to Participant on the First SAR Payment date. If, as of the Second SAR Payment Date, the Fair Market Value of one share of Common Stock does not exceed Fair Market Value of one share of Common Stock on the First SAR Payment Date, then the Company shall not make a payment to Participant on the Second SAR Payment date.
     Upon a change in control of the Company, the Company shall pay an amount to the Participant determined as follows: If the effective date of a Change in Control is prior to the First SAR Payment Date, the Company shall pay Participant an amount equal to the product of (i) 5,000, and (ii) the excess of the Fair Market Value of one share of Common Stock on the effective date of the Change in Control over the exercise price. If the effective date of a Change in Control is after the First SAR Payment Date and prior to the Second SAR Payment Date, the Company shall pay Participant an amount equal to the product of (i) 5,000, and (ii) the excess of the Fair Market Value of one share of Common Stock on the effective date of the Change in Control over the Fair Market Value of one share of Common Stock on the First SAR Payment Date. For purposes of the Agreement, the term “Change in Control” shall mean means a change in the ownership or effective control of the Company or Affiliate that employs Executive, or in the ownership of a substantial portion of the assets of the Company or Affiliate that employs Executive, as such change is defined in Section 409A of the Code and regulations thereunder. The term “Affiliate” shall mean any corporation that is a member of a controlled group of corporations, as defined in Code Section 414(b), of which the Company is a member; each trade or business, whether or not incorporated, under common control, as defined in Code Section 414(c), of or with the Company; each member of an affiliated service group, as defined in Code Section 414(m), of which the Company is a member; and any other entity that is considered pursuant to Code Section 414(o) to be a member of a controlled group of corporations of which the Company is a member.
     All SARs outstanding as of the date of the Participant’s termination of service with the Company and its affiliates for any reason, other than death or the Participant’s retirement with the consent of the Board shall expire immediately upon such termination of service and the Company shall make no payment or further payment pursuant to this Agreement. In the event of Participant’s retirement with the consent of the board, payment to Participant will occur at the time and in the amount otherwise provided for a participant who remains in the employ of the Company or its affiliate. In the event of Participant’s death, the Company shall, within 30 days following the date of Participant’s death, pay to Participant’s designated beneficiary or beneficiaries an amount determined as follows: If the date of Participant’s death is prior to the First SAR Payment Date, the Company shall pay Participant’s beneficiary an amount equal to the product of (i) 5,000, and (ii) the excess of the Fair Market Value of one share of Common Stock on the effective date of Participant’s death over the exercise price. If the date of Participant’s death is after the First SAR Payment Date and prior to the Second SAR Payment Date, the Company shall pay Participant’s beneficiary an amount equal to the product of (i) 5,000, and (ii) the excess of the Fair Market Value of one share of Common Stock on the date of Participant’s death over the Fair Market Value of one share of Common Stock on the First SAR Payment Date. If Participant fails to designate a beneficiary, the Company shall make such payment to Participant’s estate.
     Summary of Federal Income Tax Consequences of the 1996 Employees Stock Option Plan as Amended and the SAR Agreements. The amounts payable to the executives pursuant to the Plan and the SAR Agreements are generally not included in the participants’ income for federal income tax purposes until they are actually paid to the participants. The Plan and SAR Agreements are subject to certain requirements of Section 409A of the Internal Revenue Code which include rules regarding the timing of payments to the executives. If an executive is considered a key employee pursuant to Section 416 of the Internal Revenue Code, then payments to the executive must not be made until six months following the executive’s termination of employment. If the Plan and SAR Agreements do not comply with Section 409A, the executive would incur an excise tax equal to 20% of the amounts payable under the Plan and SAR Agreements, plus interest in certain cases. The Company intends that the Plan and SAR Agreements comply with Section 409A.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit Number
10.1	Amendment to the Fentura Financial, Inc. 1996 Employee Stock Option Plan.

10.2	Form of Stock Appreciation Rights Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2011

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/Donald L. Grill
Donald L. Grill, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to the Fentura Financial, Inc. 1996 Employee Stock Option Plan.
10.2	Form of Stock Appreciation Rights Agreement.

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